Joint Filer Information

Name: Highbridge International LLC
----

Address:          The Cayman Corporate Centre, 4th Floor
-------           27 Hospital Road
                  George Town, Grand Cayman
                  Cayman Islands, British West Indies

Designated Filer: Highbridge Capital Management, LLC
----------------

Issuer: Golden Minerals Company
------

Date of Event Requiring Statement: March 19, 2010
---------------------------------

Signature:  HIGHBRIDGE INTERNATIONAL LLC
---------

              By: Highbridge Capital Management, LLC
                  its Trading Manager

              By: /s/ John Oliva
                  ----------------------------
              Name: John Oliva
             Title: Managing Director


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                             Joint Filer Information

Name: Glenn Dubin
----

Address:          c/o Highbridge Capital Management, LLC
-------           40 West 57th Street, 33rd Floor
                  New York, New York 10019

Designated Filer: Highbridge Capital Management, LLC
----------------

Issuer: Golden Minerals Company
------

Date of Event Requiring Statement:  March 19, 2010
---------------------------------

Signature:
---------     /s/ Glenn Dubin
              ------------------------------------
              GLENN DUBIN